Q4 and FY 2016 Performance Summary MARCH 2017 Exhibit 99.2

Cautionary Statement Regarding Forward Looking Statements This presentation contains “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. Forward-looking statements may include, but are not limited to, statements concerning our financial outlook and guidance, including our 2017 forecasted revenues, Adjusted EBITDA and other consolidated and segment financial performance guidance, our real estate monetization strategy, exploration of strategic and financial alternatives and other corporate initiatives, the conditions in our industry, our operations, our economic performance and financial condition, including, in particular, statements relating to our business and growth strategy and product development efforts. Important factors that could cause actual results, developments and business decisions to differ materially from these forward-looking statements are uncertainties discussed below and in the “Risk Factors” section of the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 1, 2017. “Forward-looking statements” include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “may,” “might,” “will,” “could” “should,” “estimate,” “project,” “plan,” “anticipate,” “expect,” “intend,” “outlook,” “seek,” “designed,” “assume,” “implied,” “believe” and other similar expressions. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. These forward-looking statements are based on estimates and assumptions by our management that, although we believe to be reasonable, are inherently uncertain and subject to a number of risks and uncertainties. The following list represents some, but not necessarily all, of the factors that could cause actual results to differ from projected or historical results or those anticipated or predicted by these forward-looking statements: changes in advertising demand and audience shares; competition and other economic conditions including incremental fragmentation of the media landscape and competition from other media alternatives; changes in the overall market for broadcast and cable television advertising, including through regulatory and judicial rulings; our ability to protect our intellectual property and other proprietary rights; availability and cost of quality network, syndicated and sports programming affecting our television ratings; the loss, cost and / or modification of our network affiliation agreements; our ability to renegotiate retransmission consent agreements with multichannel video programming distributors; our ability to realize the full value, or successfully complete the planned divestitures of our real estate assets; the incurrence of additional tax-related liabilities related to historical income tax returns; our ability to expand our operations internationally; the timing of the completion of the auction and related payment of proceeds, the potential impact of the modifications to and/or surrender of spectrum on operation of the Company's television stations and the costs, terms and restrictions associated with the actions necessary to modify and/or surrender the spectrum; the incurrence of costs to address contamination issues at sites owned, operated or used by our businesses; adverse results from litigation, governmental investigations or tax-related proceedings or audits; our ability to settle unresolved claims filed in connection with our and certain of our direct and indirect wholly-owned subsidiaries’ Chapter 11 cases and resolve the appeals seeking to overturn the bankruptcy court order confirming the First Amended Joint Plan of Reorganization for Tribune Company and its Subsidiaries; our ability to satisfy pension and other postretirement employee benefit obligations; our ability to attract and retain employees; the effect of labor strikes, lock-outs and labor negotiations; our ability to realize benefits or synergies from acquisitions or divestitures or to operate our businesses effectively following acquisitions or divestitures; our ability to successfully execute our business strategy, including our continued exploration of strategic and financial alternatives to enhance shareholder value; the financial performance of our equity method investments; the impairment of our existing goodwill and other intangible assets; compliance with government regulations applicable to the television and radio broadcasting industry; changes in accounting standards; the payment of cash dividends on our common stock; impact of increases in interest rates on our variable rate indebtedness or refinancings thereof; impact of foreign currency exchange rate changes; our indebtedness and ability to comply with covenants applicable to our debt financing and other contractual commitments; our ability to satisfy future capital and liquidity requirements; our ability to access the credit and capital markets at the times and in the amounts needed and on acceptable terms and other events beyond our control that may result in unexpected adverse operating results. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this presentation may not in fact occur. Any forward-looking information presented herein is made only as of the date of this presentation and we undertake no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Non-GAAP Financial Measures This presentation includes a discussion of Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted EPS for the Company and Adjusted EBITDA and Adjusted EBITDA Margin for our operating segments (Television and Entertainment and Corporate and Other) and presents Broadcast Cash Flow for our Television and Entertainment segment. Adjusted EPS, Adjusted EBITDA, Adjusted EBITDA Margin and Broadcast Cash Flow are financial measures that are not recognized under accounting principles generally accepted in the U.S. (“GAAP”). With respect to our expectations on slide 13, no reconciliation of the forecasted range for Adjusted EBITDA on a consolidated or segment basis for fiscal 2017 is included in this presentation because we are unable to quantify certain amounts that would be required to be included in the GAAP measure without unreasonable efforts and we believe such reconciliations would imply a degree of precision that would be confusing or misleading to investors. In particular, reconciliation of guidance for Consolidated Adjusted EBITDA or Adjusted EBITDA on a segment basis to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures such as the measures and effects of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price and other non-recurring or unusual items such as impairment charges, transaction-related costs and gains or losses on sales of assets. We expect the variability of the above items to have a significant, and potentially unpredictable, impact on our future GAAP financial results. Adjusted EPS is calculated based on net income (loss) before investment transactions, loss on extinguishment of debt, certain special items (including severance), certain income tax charges, non-operating items, gain (loss) on sales of real estate, impairments and other non-cash charges and reorganization items per common share. Adjusted EBITDA for the Company is defined as net income (loss) before income taxes, investment transactions, loss on extinguishment of debt, interest and dividend income, interest expense, pension expense (credit), equity income and losses, depreciation and amortization, stock-based compensation, certain special items (including severance), non-operating items, gain (loss) on sales of real estate, goodwill and other intangible asset and program impairments and other non-cash charges and reorganization items. Adjusted EBITDA for the Company’s operating segments is calculated as segment operating profit plus depreciation, amortization, pension expense (credit), stock-based compensation, goodwill and other intangible asset and program impairments and other non-cash charges, gain (loss) on sales of real estate and certain special items (including severance). Broadcast Cash Flow for the Television and Entertainment segment is calculated as Television and Entertainment Adjusted EBITDA plus broadcast rights amortization expense less broadcast rights cash payments. We believe that Adjusted EBITDA, Adjusted EBITDA Margin and Broadcast Cash Flow are measures commonly used by investors to evaluate our performance with that of our competitors. We also present Adjusted EBITDA because we believe investors, analysts and rating agencies consider it useful in measuring our ability to meet our debt service obligations. We further believe that the disclosure of Adjusted EPS, Adjusted EBITDA, Adjusted EBITDA Margin and Broadcast Cash Flow is useful to investors as these non-GAAP measures are used, among other measures, by our management to evaluate our performance. By disclosing Adjusting EPS, Adjusted EBITDA, Adjusted EBITDA Margin and Broadcast Cash Flow, we believe that we create for investors a greater understanding of, and an enhanced level of transparency into, the means by which our management operates our company. Adjusted EPS, Adjusted EBITDA, Adjusted EBITDA Margin and Broadcast Cash Flow are not measures presented in accordance with GAAP, and our use of these terms may vary from that of others in our industry. Adjusted EPS, Adjusted EBITDA and Broadcast Cash Flow should not be considered as an alternative to net income, operating profit, revenues, cash provided by operating activities or any other measures derived in accordance with GAAP as measures of operating performance or liquidity. The tables at the end of this presentation include reconciliations of consolidated Adjusted EPS and Adjusted EBITDA and segment Adjusted EBITDA and Broadcast Cash Flow to the most directly comparable financial measures calculated and presented in accordance with GAAP.

Tribune Media A diverse portfolio of media assets that meaningfully touch millions of people every day, including compelling content in news and entertainment, significant broadcast distribution and an emerging cable network Broadcast: 42 owned or operated broadcast television stations in major markets across the country WGN America: A national, general entertainment cable network airing high quality original content whose reach is approximately 80 million homes Real Estate: 63 real estate properties across the country Investments: equity investments in a variety of media, online and other businesses

Q4 and FY 2016 Highlights(1) As compared to the three months and year ended December 31, 2015 Consolidated operating revenues increased 11% to $529.6 million Core advertising revenues of $289.0 million decreased 10% Net political advertising revenues were $76.6 million Retransmission consent revenue increased 20% to $89.2 million Carriage fee revenue increased 35% to $30.7 million Consolidated operating profit increased 129% to $113.2 million Consolidated Adjusted EBITDA increased 38% to $181.5 million due to an increase in political advertising revenues and retransmission consent and carriage fee revenues, partially offset by a decrease in core advertising revenues and real estate revenue Consolidated results exclude the Digital and Data businesses included in the Gracenote Sale, which are now reported under Discontinued Operations Consolidated operating revenues increased 8% to $1,947.9 million Core advertising revenues of $1,171.4 million decreased 4% Net political advertising revenues were $136.6 million Retransmission consent revenue increased 18% to $334.7 million Carriage fee revenue increased 42% to $121.0 million Consolidated operating profit increased 261% to $433.6 million Consolidated Adjusted EBITDA increased 21% to $531.1 million due to higher political advertising revenues and retransmission consent and carriage fee revenues, partially offset by lower core advertising revenues and higher programming expenses (excluding the program impairment charges) Q4 2016 FY 2016

Consolidated Financial Results

(USD in thousands)

	Three Months Ended		Variance		Year Ended		Variance	
	December 31, 2016	December 31, 2015	$	%	December 31, 2016	December 31, 2015	$	%
Operating Revenues	$ 529,624	$ 478,009	51,615	11 %	$ 1,947,930	$ 1,801,967	145,963	8 %
Operating Expenses (1)								
Before impairments of goodwill and other intangible assets	413,018	489,935	(76,917)	(16)%	1,510,956	1,686,302	(175,346)	(10)%
Impairments of goodwill and other intangible assets	3,400	385,000	(381,600)	(99)%	3,400	385,000	(381,600)	(99)%
After impairments of goodwill and other intangible assets	416,418	874,935	(458,517)	(52)%	1,514,356	2,071,302	(556,946)	(27)%
Operating Profit (Loss)								
Before impairments of goodwill and other intangible assets	116,606	(11,926)	128,532	*	436,974	115,665	321,309	*
Impairments of goodwill and other intangible assets	(3,400)	(385,000)	381,600	(99)%	(3,400)	(385,000)	381,600	(99)%
After impairments of goodwill and other intangible assets	113,206	(396,926)	510,132	*	433,574	(269,335)	702,909	*
Adjusted EBITDA (2)	$ 181,539	$ 131,939	49,600	38 %	$ 531,083	$ 439,702	91,381	21 %
Adjusted EBITDA Margin	34%	28%			27%	24%		

* Represents positive or negative change equal to, or in excess of 100%

Tribune Media

(1) Full year 2016 operating expenses include a program impairment charge of $37 million related to the write-down of *Elementary* and fourth quarter and full year 2015 operating expenses include a program impairment charge of $74 million related to the write-down of *Person of Interest* and *Elementary*

(2) See slide 15 for reconciliation of Adjusted EBITDA to Net Income (Loss)

6

Television and Entertainment Segment
Operating Results

(USD in thousands)

	Three Months Ended		Variance		Year Ended		Variance	
	December 31, 2016	December 31, 2015	$	%	December 31, 2016	December 31, 2015	$	%
Operating Revenues (1)	$ 525,723	$ 465,525	60,198	13 %	$ 1,909,896	$ 1,752,542	157,354	9 %
Operating Expenses (1)								
Before impairments of goodwill and other intangible assets	385,461	445,769	(60,308)	(14)%	1,581,659	1,542,682	38,977	3 %
Impairments of goodwill and other intangible assets	3,400	385,000	(381,600)	(99)%	3,400	385,000	(381,600)	(99)%
After impairments of goodwill and other intangible assets	388,861	830,769	(441,908)	(53)%	1,585,059	1,927,682	(342,623)	(18)%
Operating Profit (Loss) (1)								
Before impairments of goodwill and other intangible assets	140,262	19,756	120,506	*	328,237	209,860	118,377	56 %
Impairments of goodwill and other intangible assets	(3,400)	(385,000)	381,600	(99)%	(3,400)	(385,000)	381,600	(99)%
After impairments of goodwill and other intangible assets	136,862	(365,244)	502,106	*	324,837	(175,140)	499,977	*
Adjusted EBITDA (2)	$ 199,534	$ 151,582	47,952	32 %	$ 604,008	$ 513,238	90,770	18 %
Adjusted EBITDA Margin	38%	33%			32%	29%		

* Represents positive or negative change equal to, or in excess of 100%

Tribune Media

(1) Beginning in the fourth quarter of 2016, the Company moved its Covers Media Group from the Digital and Data reportable segment to the Television and Entertainment reportable segment. Certain previously reported amounts have been reclassified to conform to the current presentation; the impact of this reclassification was immaterial

(2) See slide 16 for a reconciliation of Adjusted EBITDA to Operating Profit (Loss) for the Television and Entertainment segment

7

Television and Entertainment Segment
Revenues

(USD in thousands)

	Three Months Ended		Variance		Year Ended		Variance	
	December 31, 2016	December 31, 2015	*$*	*%*	December 31, 2016	December 31, 2015	*$*	*%*
Advertising								
Core (Local/National) (1)	$ 289,015	$ 322,029	(33,014)	*(10)%*	$ 1,171,385	$ 1,223,968	*(52,583)*	*(4)%*
Political	76,637	8,333	68,304	*	136,617	19,892	*116,725*	*
Digital	18,928	17,694	1,234	*7 %*	66,569	59,360	*7,209*	*12 %*
Total Advertising	$ 384,580	$ 348,056	36,524	*10 %*	$ 1,374,571	$ 1,303,220	*71,351*	*5 %*
Retransmission revenue	89,188	74,324	*14,864*	*20 %*	334,724	283,140	*51,584*	*18 %*
Carriage fees	30,650	22,676	*7,974*	*35 %*	121,044	85,344	*35,700*	*42 %*
Barter/ trade	9,918	9,443	*475*	*5 %*	39,025	38,243	*782*	*2 %*
Copyright royalties	2,835	4,049	*(1,214)*	*(30)%*	7,959	15,367	*(7,408)*	*(48)%*
Other	8,552	6,977	*1,575*	*23 %*	32,573	27,228	*5,345*	*20 %*
Total operating revenues (2)	$ 525,723	$ 465,525	*60,198*	*13 %*	$ 1,909,896	$ 1,752,542	*157,354*	*9 %*

* Represents positive or negative change equal to, or in excess of 100%

Tribune Media

(1) Core advertising revenues in both periods presented now include multicast advertising revenues, primarily from Antenna TV, which were previously shown as Other Advertising revenues

(2) Beginning in the fourth quarter of 2016, the Company moved its Covers Media Group from the Digital and Data reportable segment to the Television and Entertainment reportable segment. Certain previously reported amounts have been reclassified to conform to the current presentation; the impact of this reclassification was immaterial

8

Television and Entertainment Segment

Adjusted EBITDA & Broadcast Cash Flow

(USD in thousands)

	Three Months Ended		Variance		Year Ended		Variance	
	December 31, 2016	December 31, 2015	$	%	December 31, 2016	December 31, 2015	$	%
Operating Profit (Loss) (1)	$ 136,862	$ (365,244)	*502,106*	*	$ 324,837	$ (175,140)	*499,977*	*
Depreciation	11,691	12,795	*(1,104)*	*(9)%*	45,083	48,437	*(3,354)*	*(7)%*
Amortization	41,661	41,665	*(4)*	*— %*	166,664	166,404	*260*	*— %*
Stock-based compensation	3,756	3,225	*531*	*16 %*	14,956	12,377	*2,579*	*21 %*
Impairments of goodwill and other intangibles assets	3,400	385,000	*(381,600)*	*(99)%*	3,400	385,000	*(381,600)*	*(99)%*
Impairments of broadcast rights	—	73,830	*(73,830)*	*	36,782	73,830	*(37,048)*	*(50)%*
Severance and related charges	2,363	311	*2,052*	*	9,228	2,317	*6,911*	*
Gain on sale of real estate	(3)	—	*(3)*	*	(3)	—	*(3)*	*
Real estate impairments and other	(196)	—	*(196)*	*	3,061	13	*3,048*	*
Adjusted EBITDA (1)(2)	$ 199,534	$ 151,582	*47,952*	*32 %*	$ 604,008	$ 513,238	*90,770*	*18 %*
Broadcast rights - Amortization	$ 102,127	$ 100,339	*1,788*	*2 %*	$ 412,494	$ 377,185	*35,309*	*9 %*
Broadcast rights - Cash Payments	(94,529)	(79,956)	*(14,573)*	*18 %*	(458,978)	(390,199)	*(68,779)*	*18 %*
Broadcast Cash Flow (2)	$ 207,132	$ 171,965	*35,167*	*20 %*	$ 557,524	$ 500,224	*57,300*	*11 %*

* Represents positive or negative change equal to, or in excess of 100%

Tribune Media

(1) Beginning in the fourth quarter of 2016, the Company moved its Covers Media Group from the Digital and Data reportable segment to the Television and Entertainment reportable segment. Certain previously reported amounts have been reclassified to conform to the current presentation; the impact of this reclassification was immaterial

(2) See Slide 16 for a reconciliation of Adjusted EBITDA for the Television and Entertainment segment and Broadcast Cash Flow to the comparable GAAP measures

9

Corporate and Other
Revenues & Adjusted EBITDA

(USD in thousands)

	Three Months Ended		Variance		Year Ended		Variance	
	December 31, 2016	December 31, 2015	$	%	December 31, 2016	December 31, 2015	$	%
Operating Revenues	$ 3,901	$ 12,484	(8,583)	(69)%	$ 38,034	$ 49,425	(11,391)	(23)%
Operating Expenses	27,921	44,166	(16,245)	(37)%	142,380	143,523	(1,143)	(1)%
(Gain) loss on sales of real estate, net	(364)	—	(364)	*	(213,083)	97	(213,180)	*
Operating (Loss) Profit	$ (23,656)	$ (31,682)	8,026	(25)%	$ 108,737	$ (94,195)	202,932	*
Depreciation	$ 3,461	$ 4,592	(1,131)	(25)%	$ 13,742	$ 16,117	(2,375)	(15)%
Stock-based compensation	4,695	4,551	144	3 %	18,037	17,877	160	1 %
Severance and related charges	21	1,697	(1,676)	(99)%	1,178	2,959	(1,781)	(60)%
Transaction-related costs	3,852	1,846	2,006	*	10,889	6,111	4,778	78 %
(Gain) loss on sales of real estate, net	(364)	—	(364)	*	(213,083)	97	(213,180)	*
Real estate impairments and other	23	6,644	(6,621)	*	11,685	6,664	5,021	75 %
Pension credit	(6,027)	(7,291)	1,264	(17)%	(24,110)	(29,166)	5,056	(17)%
Adjusted EBITDA (1)	$ (17,995)	$ (19,643)	1,648	(8)%	$ (72,925)	$ (73,536)	611	(1)%

* Represents positive or negative change equal to, or in excess of 100%

(1) See Slide 17 for a reconciliation of Adjusted EBITDA for Corporate and Other to Operating (Loss) Profit

Tribune Media

10

Real Estate Premier Sale & Redevelopment Properties as of March 1, 2017 Property Location Sq.Ft Acres Redevelopment Status Current Occupancy Freedom Center North Chicago, IL 117K 7.0 JV partner selected Vacant Freedom Center South Chicago, IL 854K 30.4 Operating as an industrial site tronc, Inc. LA Times Square South Los Angeles, CA -- 2.7 Operating as a parking structure and surface lot 3rd party parking operator; other 3rd parties Costa Mesa Costa Mesa, CA 334K 25.1 JV partner selected Other 3rd parties Ft. Lauderdale - Las Olas Way Ft. Lauderdale, FL -- 1.4 JV partner selected 3rd party parking operator

Debt and Cash(1) Subsequent to December 31, 2016, the Company received gross proceeds of $581 million from the Gracenote Sale on January 31, 2017, paid a $499 million cash special dividend on February 3, 2017 and repaid $400 million of outstanding Term Loan Facility on February 1, 2017 using proceeds from the Gracenote Sale December 31, 2015 balances have been reclassified to present debt issuance costs as a direct deduction from the carrying amount of an associated debt liability in accordance with ASU No. 2015-03, “Interest – Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs” Net of unamortized discounts and debt issuance costs of $47 million and $57 million, respectively (USD in thousands) December 31, 2016 December 31, 2015 (2) Cash and cash equivalents (1) $ 577,658 $ 247,820 Debt: Term Loan Facility, due 2020 $ 2,312,218 $ 2,328,092 5.875% Senior Notes due 2022 1,084,563 1,082,534 Dreamcatcher Credit Facility, due 2018 14,770 18,725 Total Debt (3) $ 3,411,551 $ 3,429,351

2017 Guidance[1] [2]

	2017 Guidance Range	Implied YoY Growth
Consolidated Revenues	$1.865 billion to $1.916 billion	(4%) to (2%)
Consolidated Adjusted EBITDA	$440 million to $480 million	(17%) to (10%)
Television & Entertainment Segment Revenues	$1.855 billion to $1.905 billion	(3%) to 0%
Television & Entertainment Segment Adjusted EBITDA	$523 million to $559 million	(13%) to (7%)
Real Estate Revenues	~$10 million to $11 million	(74%) to (71%)
Real Estate Expenses	~$5 million to $6 million	(74%) to (69%)
Corporate Expenses	~$84 million to $88 million	(9)% to (4%)
Corporate and Other Adjusted EBITDA	~($79) million to ($83) million	8% to 13%
Capital Expenditures	$75 million to $95 million	(29%) to (10%)
Cash Taxes [3]	$85 million to $100 million	(53%) to (45%)
Cash Interest	~$152 million	(5%)

Tribune Media

(1) The actual results for the full year may differ materially from the above guidance, which is based on our assets and operations as they exist today. See "Cautionary Statement Regarding Forward Looking Statements" on Slide 2

(2) No reconciliation of the forecasted range for Adjusted EBITDA on a consolidated or segment basis for fiscal 2017 is included above because we are unable to quantify certain amounts that would be required to be included in the GAAP measure without unreasonable efforts and we believe such reconciliations would imply a degree of precision that would be confusing or misleading to investors. See "Non-GAAP Financial Measures" on Slide 3

(3) Excludes $21 million of cash tax payments related to 2016 operations to be paid in 2017, and cash tax payments on real estate sales, the sale of Gracenote, and anticipated spectrum proceeds

13

Non-GAAP Reconciliations

Consolidated

Reconciliation of Net Income (Loss) to Adjusted EBITDA (unaudited)

(USD in thousands)

	Three Months Ended				Year Ended			
	December 31, 2016		December 31, 2015		December 31, 2016		December 31, 2015	
Revenues	$	529,624	$	478,009	$	1,947,930	$	1,801,967
Net Income (Loss)	$	18,951	$	(380,928)	$	14,246	$	(319,918)
(Loss) income from discontinued operations, net of taxes		(51,776)		7,650		(72,794)		(4,581)
Income (Loss) from Continuing Operations	$	70,727	$	(388,578)	$	87,040	$	(315,337)
Income tax expense (benefit)		43,280		(13,829)		347,202		25,918
Reorganization items, net		188		105		1,422		1,537
Other non -operatin g gain, net		(4,949)		(5,623)		(5,427)		(7,228)
Gain on investment transactions, net		—		(103)		—		(12,173)
Loss on extinguishment of debt		—		—		—		37,040
Interest expense		38,211		38,473		152,719		148,587
Interest and dividend income		(390)		(246)		(1,226)		(720)
Income on equity investments, net		(33,861)		(27,125)		(148,156)		(146,959)
Operating Profit (Loss)	$	113,206	$	(396,926)	$	433,574	$	(269,335)
Depreciation		15,152		17,387		58,825		64,554
Amortization		41,661		41,665		166,664		166,404
Stock-based compensation		8,451		7,776		32,993		30,254
Impairments of goodwill and other intangibles assets		3,400		385,000		3,400		385,000
Impairments of broadcast rights		—		73,830		36,782		73,830
Severance and related charges		2,384		2,008		10,406		5,276
Transaction -related costs		3,852		1,846		10,889		6,111
(Gain) loss on sales of real estate, net		(367)		—		(213,086)		97
Real estate impairments and other		(173)		6,644		14,746		6,677
Pension credit		(6,027)		(7,291)		(24,110)		(29,166)
Adjusted EBITDA	$	181,539	$	131,939	$	531,083	$	439,702

Tribune Media

15

Television and Entertainment Reconciliation of Operating Profit (Loss) to Adjusted EBITDA and Broadcast Cash Flow (unaudited) Beginning in the fourth quarter of 2016, the Company moved its Covers Media Group from the Digital and Data reportable segment to the Television and Entertainment reportable segment. Certain previously reported amounts have been reclassified to conform to the current presentation; the impact of this reclassification was immaterial (USD in thousands) Three Months Ended Year Ended December 31, 2016 December 31, 2015 December 31, 2016 December 31, 2015 Operating Profit (Loss) (1) $ 136,862 $ (365,244) $ 324,837 $ (175,140) Depreciation 11,691 12,795 45,083 48,437 Amortization 41,661 41,665 166,664 166,404 Stock - based compensation 3,756 3,225 14,956 12,377 Impairments of goodwill and other intangibles assets 3,400 385,000 3,400 385,000 Impairments of broadcast rights — 73,830 36,782 73,830 Severance and related charges 2,363 311 9,228 2,317 Gain on sale of real estate (3) — (3) — Real estate impairments and other (196) — 3,061 13 Adjusted EBITDA (1) $ 199,534 $ 151,582 $ 604,008 $ 513,238 Broadcast rights - Amortization $ 102,127 $ 100,339 $ 412,494 $ 377,185 Broadcast rights - Cash Payments (94,529) (79,956) (458,978) (390,199) Broadcast Cash Flow $ 207,132 $ 171,965 $ 557,524 $ 500,224

Corporate and Other Reconciliation of Operating (Loss) Profit to Adjusted EBITDA (unaudited) (USD thousands) Interest expense and transaction-related costs that historically have been recorded in Corporate and Other but are directly attributable to the businesses included in the Gracenote Sale have been reclassified to discontinued operations. As a result, the historical results of Corporate and Other have been adjusted Three Months Ended Year Ended December 31, 2016 December 31, 2015 December 31, 2016 December 31, 2015 Operating (Loss) Profit (1) $ (23,656) $ (31,682) $ 108,737 $ (94,195) Depreciation 3,461 4,592 13,742 16,117 Stock - based compensation 4,695 4,551 18,037 17,877 Severance and related charges 21 1,697 1,178 2,959 Transaction - related costs 3,852 1,846 10,889 6,111 (Gain) loss on sales of real estate, net (364) — (213,083) 97 Real estate impairments and other 23 6,644 11,685 6,664 Pension credit (6,027) (7,291) (24,110) (29,166) Adjusted EBITDA (1) $ (17,995) $ (19,643) $ (72,925) $ (73,536)

Consolidated Reconciliation of Diluted EPS to Adjusted EPS (unaudited) (USD thousands, except per share amounts) Adjusted EPS totals may not foot due to rounding. Three Months Ended December 31, 2016 December 31, 2015 Pre - Tax After - Tax Diluted EPS Pre - Tax After - Tax Diluted EPS Diluted EPS $ 0.22 $ (4.07) Loss (Income) from discontinued operations 0.59 (0.08) Newsday income tax charges $ — $ 648 0.01 $ — $ — — Reorganization items, net 188 188 0.00 105 109 0.00 Other non - operating gain, net (4,949) (3,009) (0.03) (5,623) (3,419) (0.04) Gain on investment transaction — — — (103) (312) (0.00) Equity income - share of CareerBuilder goodwill impairment charge — — — 16,054 9,761 0.10 Impairments of goodwill and other intangible assets 3,400 2,067 0.02 385,000 383,432 4.10 Impairment of broadcast rights — — — 73,830 44,889 0.48 Severance and related charges 2,384 1,450 0.02 2,008 1,221 0.01 Transaction - related costs 3,852 2,394 0.03 1,846 1,071 0.01 Gain on sales of real estate, net (367) (223) (0.00) — — — Real estate impairments and other (173) (106) (0.00) 6,644 4,041 0.04 Adjusted EPS (1) $ 0.85 $ 0.56

Consolidated Reconciliation of Diluted EPS to Adjusted EPS (unaudited) (USD thousands, except per share amounts) Adjusted EPS totals may not foot due to rounding. Year Ended December 31, 2016 December 31, 2015 Pre - Tax After - Tax Diluted EPS Pre - Tax After - Tax Diluted EPS Diluted EPS $ 0.16 $ (3.38) Loss from discontinued operations 0.80 0.05 Newsday income tax charges $ — $ 191,008 2.10 $ — $ — — Reorganization items, net 1,422 1,422 0.02 1,537 1,455 0.02 Other non - operating gain, net (5,427) (3,299) (0.04) (7,228) (4,394) (0.05) Gain on investment transactions, net — — — (12,173) (7,655) (0.08) Equity income - share of CareerBuilder goodwill impairment charge — — — 16,054 9,761 0.10 Loss on extinguishment of debt — — — 37,040 22,520 0.24 Impairments of goodwill and other intangible assets 3,400 2,067 0.02 385,000 383,432 4.05 Impairments of broadcast rights 36,782 22,363 0.25 73,830 44,889 0.47 Severance and related charges 10,406 6,327 0.07 5,276 3,208 0.03 Transaction - related costs 10,889 6,723 0.07 6,111 3,877 0.04 (Gain) loss on sales of real estate, net (213,086) (129,556) (1.43) 97 58 0.00 Re al estate impairments and other 14,746 8,962 0.10 6,677 4,061 0.04 Adjusted EPS (1) $ 2.13 $ 1.54

Q4 and FY 2016 Performance Summary MARCH 2017